UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021 (October 29, 2021)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22345	52-1974638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E. Dover St., Easton, Maryland	21601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SHBI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01.            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 29, 2021, Shore United Bank, a Maryland chartered commercial bank and wholly-owned subsidiary of Shore Bancshares, Inc. (“SHBI”), converted to a national banking association  under the title Shore United Bank, National Association ("Shore United"). Effective October 31, 2021, SHBI completed its acquisition (the “Merger”) of Severn Bancorp, Inc. (“Severn”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 3, 2021, by and between SHBI and Severn. At the effective time of the Merger, Severn was merged with and into SHBI, with SHBI as the surviving corporation, which was immediately followed by the merger of Severn’s wholly-owned bank subsidiary, Severn Savings Bank, FSB,  a federally-chartered savings bank ("SSB"), with and into Shore United, with Shore United as the surviving bank.

Pursuant to the Merger Agreement, each holder of Severn common stock, par value $0.01 per share (“Severn Common Stock”) has the right to receive 0.6207 of a share of SHBI common stock, par value $0.01 per share (“SHBI Common Stock”), and $1.59 in cash, for each share of Severn Common Stock held immediately prior to the effective time of the Merger, with cash to be paid in lieu of fractional shares (the “Merger Consideration”). At the effective time of the Merger, all outstanding options granted by Severn, vested or unvested, were canceled and settled in cash, as provided for in the Merger Agreement. Each outstanding share of SHBI Common Stock remained outstanding and was unaffected by the Merger.

Pursuant to such terms, SHBI will issue approximately 8,053,427 shares of SHBI Common Stock valued at $18.48 per share, which was the closing price of SHBI Common Stock on October 29, 2021, the last trading day prior to the consummation of the Merger.  The value of the total transaction consideration was approximately $169.8 million, which included approximately $20.9 million in aggregate cash consideration, cash for fractional shares and consideration payable to holders of Severn options in connection with the closing of the Merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to SHBI’s Current Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on March 3, 2021, and incorporated herein by reference.

ITEM 5.02.            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Merger Agreement requires SHBI to take all action necessary to appoint or elect, effective as of the effective time of the Merger, four individuals as directors of SHBI and Shore United, one of whom is required to be Alan J. Hyatt, Chairman, President and Chief Executive Officer of Severn and SSB. In addition, David S. Jones, John A. Lamon, III and Konrad M. Wayson, existing directors of Severn and SSB, were proposed as the other three directors (all four, collectively, the “Director Nominees”).

Pursuant to the terms of the Merger Agreement and in accordance with SHBI’s Amended and Restated By-laws, on October 26, 2021, SHBI’s Board of Directors (the “Company Board”) and Shore United’s Board of Directors (the “Bank Board”) increased the number of members of each of the Company Board and the Bank Board from ten (10) members to fourteen (14) members, appointed each of the Director Nominees to serve as directors of SHBI and Shore United, and appointed Mr. Hyatt as the Chairman of the Boards, each effective as of the effective time of the Merger. The Company Board appointed John A. Lamon, III to Class I, David S. Jones to Class II, and Alan J. Hyatt and Konrad M. Wayson to Class III of the Company Board to serve for a term that coincides with the remaining term of that class and until his successor is elected and qualified.

Each of the Company Board and the Bank Board has not yet determined on which committees of the Company Board and the Bank Board the Director Nominees will serve. Each of David S. Jones, John A. Lamon, III and Konrad M. Wayson will receive the same compensation as currently paid to other Company Board and Bank Board members.

Effective October 31, 2021, Shore United entered into a consulting agreement with Mr. Hyatt. The term of the consulting agreement commenced as of the effective time of the Merger and continues for five years. The consulting agreement provides for an annual consulting fee in the amount of $150,000, which will be paid in monthly installments. The consulting agreement may be terminated by either party by thirty (30) days written notice of termination. In the event that the consulting agreement is terminated without cause (as defined in the consulting agreement), then Mr. Hyatt would be entitled to receive all compensation owed through the remaining term. In the event of a change in control, Mr. Hyatt would be entitled to receive all compensation owed through the remaining term, unless Mr. Hyatt agrees for the agreement to be assigned. In the event of termination of the agreement, Mr. Hyatt is subject to a two-year non-competition provision. The foregoing description of the consulting agreement is a summary and is qualified in its entirety by reference to the consulting agreement for Mr. Hyatt, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

ITEM 7.01.           REGULATION FD DISCLOSURE.

On November 1, 2021, SHBI issued a press release announcing the completion of the Merger, a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, and such information and Exhibit shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses or funds acquired

The audited consolidated balance sheets of Severn as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows of Severn for the years ended December 31, 2020 and 2019, and the notes related thereto and the report of independent registered public accounting firm, were previously reported in, or incorporated by reference into, Amendment No. 1 to the Registration Statement on Form S-4, File No. 333-259089, as filed by SHBI with the SEC on September 10, 2021 and declared effective on September 14, 2021 (the “Registration Statement”).

The unaudited consolidated balance sheets of Severn as of June 30, 2021 and 2020, the related unaudited consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows of Severn for the six-month periods ended June 30, 2021 and 2020 and the related notes thereto were previously reported in, or incorporated by reference into, the Registration Statement.

(b) Pro forma financial information

The unaudited pro forma combined consolidated balance sheet of SHBI and Severn as of June 30, 2021, unaudited pro forma combined consolidated income statements of SHBI and Severn for the year ended December 31, 2020 and for the six months ended June 30, 2021, and the notes related thereto were previously reported in, or incorporated by reference into, the Registration Statement.

(d) Exhibits

Exhibit

Number

2.1	Agreement and Plan of Merger, dated as of March 3, 2021, between Shore Bancshares, Inc. and Severn Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to SHBI’s Form 8-K filed with the SEC on March 3, 2021)

10.1	Consulting Agreement, dated as of October 31, 2021, by and between Alan J. Hyatt and Shore United Bank, National Association

99.1	Press release, dated November 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: November 1, 2021	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr.
President and Chief Executive Officer

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